Exhibit 10.2
GO2MARKET.COM INCORPORATED
INCENTIVE STOCK OPTION AGREEMENT NUMBER 1999/21
     This Incentive Stock Option Agreement Number 1999/21 (“Agreement”) dated January 1, 2004 is by between Go2Market.Com Incorporated, a Minnesota corporation (the “Company”), and Howard Stewart (the “Optionee”).
RECITALS
     WHEREAS, the Company desires to provide additional incentive to certain of its Employees to continue in the employ of the Company, and to further reward them for their contributions to date;
     WHEREAS, the Company’s Board of Directors has adopted a stock option plan providing for the grant of incentive stock options know as the 1999 Stock Option Plan (the “Plan”);
     WHEREAS, the Company’s Board of Directors authorized the grant of this incentive stock option to the Optionee.
     NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:
     1. Recitals. The above recitals are true and correct and constitute a part of this Agreement.
     2. Grant of Option. The Company hereby grants to the Optionee, on the date of this Agreement, options to purchase up to 142,886 shares of Common Stock of the Company at an exercise price of $0.50 per share (the “Option”), subject to the terms and conditions herein contained, and subject only to adjustment in such number of shares and such exercise price as provided in Section 12 of the Plan. Optionee’s exercise of the Option shall be subject to the $100,000 limitation described in Section 9(d) of the Plan.
     3. Vesting of Option Rights. The Option shall be exercisable in its entirety as of January 1, 2004.
     4. Term of Option. Unless terminated earlier under the provisions of Paragraphs 11 or 12 below, the options granted under this Agreement shall terminate as of the close of the business on January 1, 2014 (the “Termination Date”).
     5. Personal Exercise by Optionee. The Option granted under this Agreement shall, during the lifetime of the Optionee, be exercisable only by said Optionee and shall not be transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution. In the event the employment of the Optionee shall be terminated for any reason whatsoever, other than by reason of death, the Optionee may at any time within three (3) months of such termination exercise his or her Option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment; provided, however, that in the event of termination for cause, such Option shall terminate immediately upon such termination of employment.
     6. Manner of Exercise of Option. The option rights hereunder are to be exercised by the Optionee by giving written notice to the Company of an election to exercise such rights. Such notice shall specify the number of shares to be purchased hereunder and shall be accompanied by payment of the full purchase price for the shares being purchased. Such notice (and payment of the purchase price) shall be delivered to the Company at its principal place of business. An option shall be considered exercised at the time the Company receives such notice. Upon receipt of such notice and purchase price, and subject to the provisions of Paragraph 10 below, the Company shall make prompt delivery to the Optionee of certificates for the shares so purchased. Payment for the shares being purchased may be made in the form of cash, certified check, previously acquired shares of Common Stock of the Company, any combination thereof, or any other form of consideration permitted by the Plan. Any shares of Common Stock so tendered as part of such payment shall be valued at its then “fair market value” as provided in the Plan. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.
     7. Rights as a Shareholder. The Optionee hereunder shall have no rights as a shareholder with respect to any shares covered by this Option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12 of the Plan.
     8. Stock Option Plan. The options evidenced by this Agreement are granted pursuant to the Plan a copy of which Plan is attached hereto or has been made available to the Optionee and is hereby made a part of this Agreement. This Agreement is subject to and in all aspects limited and conditioned as provided in the Plan. The Plan governs the options granted under this Agreement and the Optionee, and in the event of any question as to the construction of this Agreement or of a conflict between the Plan and this Agreement, the Plan shall govern except as otherwise required under state or federal law.
     9. Withholding Taxes on Disqualifying Disposition by Optionee. In the event of a “disqualifying disposition” within the meaning of Section 422 of the Internal Revenue Code of 1986 of any shares purchased hereunder by the Optionee, Optionee hereby agrees to inform the Company of such disposition. Upon notice of a disqualifying disposition or upon independently learning of such a disposition, the Company shall withhold from whatever payments are due Optionee appropriate state and federal income taxes as the Company determines may be required by law. In the event the Company is unable to withhold such taxes, for whatever reason Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under state or federal law.
     10. Investment Purpose. The Company requires as a condition to the grant and exercise of the options hereunder that any stock acquired pursuant to such options be acquired for investment only, and may not be sold or disposed of (i) within two years from the date of the granting of the options under which such shares of Common Stock were acquired, (ii) within one year after the exercise of such options, and (iii) unless there is an effective registration statement covering such disposition under the Securities Act of 1933 (the “Act”), and effective registrations and qualifications under applicable state securities laws, or exemptions from such registration or qualifications under the Act and state securities laws are applicable. In this regard, if requested by the Company, the Optionee, prior to the acquisition of any shares pursuant to the options hereunder, shall execute an investment letter to the effect that the Optionee is acquiring shares pursuant to the option for investment purposes only and not with the intention of making any distribution of such shares and will not dispose of the shares in violation of the applicable federal and state securities laws.
     11. Death of Optionee. If the Optionee dies while in the employ of the Company, the options hereunder shall terminate on the earlier of (i) the close of business on the one-year anniversary date of the Optionee’s death, or (ii) the Termination Date. In such period following the Optionee’s death, the options granted under this Agreement may be exercised by the person or persons to whom the Optionee’s rights under this Agreement shall have passed by the Optionee’s will or by the laws of descent and distribution only to the extent such options were exercisable on the date of death but had not previously been exercised.
     12. Recapitalizations, Sales, Mergers, Exchanges, Consolidations Liquidation. In the event of a stock dividend or stock split, the number of shares of Common Stock and the option exercise price shall be adjusted as provided in Section 12 of the Plan. Similarly, in the event of a sale, merger, exchange, consolidation or liquidation of the Company, the options granted under this Agreement shall be adjusted as provided in Section 12 of the Plan.
     13. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Optionee and my successor or successors of the Optionee permitted by Paragraph 5 hereof.
     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement in the manner appropriate to each, as of the day and year first above written.

GO2MARKET.COM INCORPORATED

By:	/s/ Terry B. Christensen

Its:	CEO

/s/ Howard D. Stewart

Optionee

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